UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 15, 2020

Date of Report (Date of earliest event reported)

Canbiola, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55753	20-3624118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 South Broadway, Suite 120 Hicksville, NY	11801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 516-595-9544

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CANB	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On January 15, 2020, Canbiola, Inc. (the “Company”) and H.C. Wainwright & Co., LLC (“Wainwright”) executed a Letter Agreement (the “Agreement”) pursuant to which Wainwright agreed to provide certain exclusive financial advisory services to the Company in connection with a debt financing contemplated by the Company. The Agreement is dated as of December 30, 2019 and has a termination date of March 31, 2020.

As consideration for the services rendered by Wainwright, the Company agreed to, at each closing of each debt financing during the term of the Agreement, issue warrants (the “Wainwright Warrants”) to purchase the number of shares equal to seven percent (7%) of the aggregate gross proceeds committed by an investor divided by the market price of the Company’s common stock (“Common Stock”) on the closing date of such investor’s commitment. The Wainwright Warrants will have a term of five (5) years and an exercise price equal to the market price of Common Stock on the closing date of the applicable debt financing. In addition, the Company has agreed to reimburse Wainwright for its out-of-pocket expenses incurred in connection with its advisory services.

The Company agreed to indemnify Wainwright and its affiliates from and against all losses relating to Wainwright’s engagement with the Company. The Agreement otherwise contains customary terms and representations. The foregoing description of the Agreement is qualified in its entirety by the terms of the full text of the Agreement, attached hereto as an Exhibit.

Forward- Looking Statements

Statements contained in this Current Report that are not statements of historical fact are intended to be and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. The Company undertakes no obligation to update or revise this Current Report to reflect future developments except as otherwise required by the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description
10.1	Wainwright Letter Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Canbiola, Inc.

Date: January 16, 2020	By:	/s/ Marco Alfonsi
Marco Alfonsi, CEO